Issuer Free Writing Prospectus Dated November 2, 2015

Filed Pursuant to Rule 433

Registration No. 333-196374

The Oncology Diagnostics Partner From Bench to Bedside Investor Presentation NASDAQ: CGIX November 2015

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development and potential opportunities for Cancer Genetics, Inc. products and services, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to, statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates“, “proformas”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, risks of cancellation of customer contracts or discontinuance of trials, risks that anticipated benefits from acquisitions will not be realized, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, maintenance of intellectual property rights and other risks discussed in the Cancer Genetics, Inc. Forms 10-K for the year ended December 31, 2014 and 10-Q for the quarter ended June 30, 2015 along with other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Cancer Genetics, Inc. disclaims any obligation to update these forward-looking statements. This presentation also contains “forward-looking statements” and Proforma information regarding the Company’s acquisition of Response Genetics, Inc. (“Response Genetics”) and the anticipated benefits from the acquisition. The Company cautions that these statements are subject to certain risks, including, but not limited to, the effects of the bankruptcy proceeding on the business of Response Genetics; risks that the Company will not realize the anticipated benefits of such transaction; risks that the Proforma financial information included in this presentation may not necessarily reflect the Company’s operating results and financial condition following the acquisition. Forward-Looking Statement

This presentation highlights basic information about us and the offering. Because it is a summary, it does not contain all of the information that you should consider before investing in our company. We have filed a Registration Statement on Form S-3 with the Securities and Exchange Commission including a base prospectus, and a preliminary prospectus supplement, dated October 30,2015 (collectively the “Prospectus”) with respect to the offering of shares of the Company’s common stock to which this communication relates. Before you invest, you should read the Prospectus (including the risk factors describes therein) and, when available, the final prospectus supplement relating to the Offering, and the other documents filed with the SEC and incorporated by reference into the Prospectus for more complete information about us and the offering. You may get these documents, including the preliminary prospectus dated October 30, 2015, for free by visiting EDGAR on the SEC website at http://sec.gov. The preliminary prospectus, dated October 30, 2015, is available on the SEC website at http://sec.gov. Alternatively, we or any underwriter participating in the offering will arrange to send you the prospectus if you contact Joseph Gunnar & Co, LLC, Prospectus Department, 30 Broad Street, 11th Fl, New York, NY 10004, telephone 212-440-9600, email: prospectus@jgunnar.com. FREE WRITING PROSPECTUS STATEMENT

CGIX - Offering Summary Issuer Cancer Genetics, Inc. Listing NASDAQ Capital Market: CGIX Use of Proceeds General corporate purposes including integration of recent acquisition; sales & marketing to support new product launches; and to fund our contributions to OncoSpire, our JV with Mayo Joint Book-Runners Joseph Gunnar & Co. and Feltl and Company Co-Manager Axiom Capital Management, Inc.

INVESTOR HIGHLIGHTS: CANCER GENETICS IS UNIQUELY POSITIONED TO ADDRESS THE TRENDS IN ONCOLOGY FROM BENCH TO BEDSIDE

- Large, Global Market Opportunities → **$458B** GLOBAL ONCOLOGY SPEND BY 2030
- Global Footprint Created by Highly Strategic M&A → **3** TRANSFORMATIVE ACQUISITIONS IN 2014 & 2015
- Strong & Growing Partnerships with Leading BioPharma → CONTRACTS WITH **7 of 10** TOP BIOPHARMA INCREASING REVENUE & PIPELINE(1) WITH BIOPHARMA CUSTOMERS
- Innovation Engine & Expertise Driven By Key Collaborations → **17** RESEARCH COLLABORATIONS WITH LEADING INSTITUTIONS
- Unique, Proprietary Portfolio of Genomic Tests & Panels → **10** COMMERCIALLY LAUNCHED TESTS; **30** US PATENTS AND **84** FOREIGN PATENTS
- Diversified & High Growth Revenue Streams → REVENUE GROWTH: **36%** 4-YEAR CAGR / **55%** AAGR
- World-Class Management Team → **100+** CUMULATIVE YEARS OF EXPERIENCE

1. In signed contracts & potential future revenue

INVESTOR PRESENTATION | 2015 CANCER GENETICS, INC. | WWW.CANCERGENETICS.COM | @CANCER_GENETICS
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Clinical Trials Research Patient Care Our Mission is To be The Oncology Diagnostics Partner of Choice From Bench to Bedside PARTNERING WITH LEADING RESEARCH INSTITUTIONS TO DRIVE INNOVATION AND DEVELOP NEW INSIGHTS DELIVERING CRITICAL GENOMIC INSIGHTS TO MEDICAL PROFESSIONALS TO PERSONALIZE TREATMENT & IMPROVE OUTCOMES PROVIDING UNPARALLELED EXPERTISE TO BIOPHARMA COMPANIES FOR IMPROVED THERAPEUTIC DEVELOPMENT

Uniquely Positioned to Address Macro-Trends in oncology Increasing Global Need for Improved Diagnosis and Management Global Footprint DEEP, DISEASE-FOCUSED GENOMIC KNOWLEDGE and INSIGHTS PROVEN DISEASE specific & experience CAPABILITIES Growing Awareness & Adoption of Genomic Testing by Clinicians and Patients Highly Skilled Sales Force Continuous Need to Incorporate New Technologies & Improved Analytic Capabilities Comprehensive & Platform Agnostic Majority of Oncology Clinical Trials Now Incorporate genomic Biomarkers Rx, Dx, & CDX Expertise FOCUSED ON CREATING DURABLE SHAREHOLDER VALUE

GLOBAL ONCOLOGY MARKET FORECAST & POTENTIAL

GLOBAL SPENDING


($ IN BILLIONS)
US
EU5
JAPAN
PHARMERGING
ROW
$100B
~$135B
$42B
~$57B
2014
2018
CAGR 2014–2018:
6–8%

POTENTIAL MARKET

4,000+	U.S. HOSPITALS	**Community Hospitals Regional Cancer Centers**
85%	ONCOLOGY PATIENTS	**Treated in Community Setting**
200+	RESEARCH CENTERS IN THE U.S.	**Universities & Research Centers**
3,000+	U.S. CLINICAL TRIALS FOR ALL CANCER TYPES	**Pharmaceutical & Biotechnology Companies**

Source: IMS Health MIDAS, Dec. 2014; IMS Health Market Prognosis, March 2015. Oncology includes therapeutic treatments as well as supportive care, radiotherapy and immunotherapies

INVESTOR PRESENTATION | 2015 CANCER GENETICS, INC. | WWW.CANCERGENETICS.COM | @CANCER_GENETICS
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ACTIVE AND SUCCESSFUL M&A STRATEGY FOCUSED ON GROWTH, CAPABILITIES, AND GLOBAL FOOTPRINT

KEY M&A CRITERIA

1. Access to **Differentiated Oncology Testing Capabilities** & **Content**
2. Ability to **Expand Geographic Footprint** Into Key, High Growth Markets
3. Opportunity to **Strengthen & Diversify Customer Base** Across Research, BioPharma & Clinical End Markets
4. Ability to Realize **Commercial & Operational Synergies**
5. Shared **Cultural Values** Based on **Innovation & Teamwork**

TARGETED ACQUISITIONS

Response Genetics, Inc. (October 2015)

- Leading solid tumor testing franchise with content in lung, colorectal, skin and brain cancers as well as FDA-cleared Tissue of Origin Test™
- Strong commercial presence in the Western & Southeastern US with 3,000+ customers
- Established community oncologists & pathologists sales channel

BioServe Biotechnologies, India (August 2014)

- First company to provide DNA synthesis, DNA sequencing & related services in India
- Customers include leading cancer research institutes (ICMR, CSIR) as well as major pharmaceutical and biotechnology companies

Gentris, Corp. (July 2014)

- Leading global provider of biopharma, discovery, pharmacogenomics, next-generation sequencing, genotyping, and biorepository services
- US FDA-compliant lab in Zhanjiang Hi-Tech Park, Shanghai, China

90,000 SQ. FT. GLOBAL FOOTPRINT

UNITED STATES


HEADQUARTERS
RUTHERFORD, NJ
RESPONSE
GENETICS
LOS ANGELES, CA
GENTRIS
RTP, NC

INDIA


BIOSERVE
HYDERABAD

CHINA


GENTRIS
SHANGHA
I

INVESTOR PRESENTATION | 2015 CANCER GENETICS, INC. | WWW.CANCERGENETICS.COM | @CANCER_GENETICS

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Combined portfolio covers 8 of the 10 most prevalent cancers Geographic reach Highly experienced sales force focused on the community oncologist & pathologist markets Commercial presence $2-3 MN BioPhaRMA(2) TISSUE Of Origin® is Only FDA-Cleared & Medicare-reimbursed test of its type Extensive & HIGHLY Complementary Solid tumor testing portfolio Strong Commercial presence in the Western & Southeastern US $8-9 MN clinical Expected over the next 12 months Includes ALCHEMIST, a group of clinical trials for patients with certain types of early-stage non-small cell lung cancer (NSCLC) that have been treated surgically. Acquired October 2015 RESPONSE genetics, inc. Acquisition highlights(3) Estimated revenue Contribution(1) $10-12 MN Transaction HIGHLIGHTS Global footprint Includes $7MN IN CASH AND 788,584 SHARES OF cgi COMMON STOCK Adds 27,000 sq ft for a total of 90,000 sq ft of state-of-the-art lab space

STRONG & GROWING RELATIONSHIPS WITH LEADING BIOPHARMA COMPANIES



7 of 10

CGI HAS CONTRACTS WITH TOP BIOPHARMA COMPANIES



70+

NUMBER OF CLINICAL TRIALS CGI IS ACTIVELY SUPPORTING WITH ITS TESTING, GENOMIC SERVICES, & BIOMARKER CAPABILITIES

BIOPHARMA REVENUE AND FUTURE GROWTH[1]


$0.6M
$2.7M
$5.6M
$8.6M
2012
2013
2014
9 mos 2015

($ in millions)

>$30+M

ANTICIPATED FUTURE REVENUES FROM BIOPHARMA CUSTOMERS

(1) Approximate expected future revenues under signed contracts with biotechnology & pharma customers for testing & services to support currently planned clinical trials

INVESTOR PRESENTATION | 2015 CANCER GENETICS, INC. | WWW.CANCERGENETICS.COM | @CANCER_GENETICS 11

ICON PARTNERSHIP & STRATEGIC ALLIANCE

ENABLING UNPARALLELED COMPREHENSIVE ONCOLOGY LABORATORY TESTING AND SOLUTIONS TO THE BIOPHARMA INDUSTRY

ICON

- **Global CRO industry leader** specializing in Phase I through Phase IV clinical trial testing
- **$1.5B in net annual revenue** & approximately **11,000 employees**
- ICON has conducted **over 950 oncology studies**, assessing over 148,000 patients at nearly 27,500 sites worldwide over the past 5 years
- ICON **has expertise in tumor imaging**, laboratory (including PK/PD and Biomarkers) IVRS, central data management, electronic data capture and regulatory oncology issues
- ICON has **significant presence in oncology**

CGI & ICON PARTNERSHIP

- Combined capabilities provide **significant oncology insights** across ICON's 950+ Phase I - Phase IV clinical trial studies
- Provide clients access to **combined expertise** in **oncology-focused genomic testing**, **disease-specific proprietary genomic panels**, and **world-class bioinformatics**.
- Tests and services offered by Cancer Genetics (CGI) through ICON will be branded as "POWERED BY CGI"
- Cross training of **global sales forces** & **scientific affairs teams** scheduled during Q3 & Q4 of 2015
- CGI has **already realized** cross- and up-selling **wins** with joint selling efforts
- Future potential opportunities to **partner with other service and technology providers** to create enhanced capabilities for BioPharma customers

INVESTOR PRESENTATION | 2015 CANCER GENETICS, INC. | WWW.CANCERGENETICS.COM | @CANCER_GENETICS
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COLLABORATIONS WITH WORLD-RENOWNED CANCER RESEARCH INSTITUTIONS

	Disease Target	Collaboration Highlights
Beth Israel Deaconess Medical Ctr	**DLBCL** (Diffuse Large B-Cell Lymphoma)	Biomarker-based outcome prediction using **Focus::Lymphoma™** and **MatBA®-DLBCL**
Cleveland Clinic	**Kidney Cancer**	Genomic marker validation
Columbia University	**AML, MDS, and Myeloid Cancers** (Acute Myeloid Leukemia, Myelodysplastic Syndromes)	NGS panel development
Groupe Hospitalier Pitié Salpétriêre, Paris	**Kidney Cancer**	Analysis of biomarker variability by array-CGH & NGS
Huntsman Cancer Institute, University of Utah	**Kidney Cancer**	Evaluation of biomarkers of response using **Focus::Renal™** & array-CGH
Kamineni Hospital, India	**Cervical Cancer**	**FHACT®** evaluation
Keck Medicine of USC	**DLBCL and FL** (Follicular Lymphoma)	Biomarker investigation
Memorial Sloan-Kettering Cancer Ctr	**Kidney Cancer**	Array-CGH & NGS core needle biopsy analyses & biomarkers assoc. w/metastasis
Moffitt Cancer Center	**CINV and PGx**	Prediction of side effects associated with chemotherapy (CINV)
National Cancer Institute	**Cervical Cancer**	**FHACT®** development & cervical cancer screening trials
North Shore LIJ Health System	**CLL/SLL**	CLL/SLL validation & BTK inhibitor resistance
University of Alabama	**Central Nervous System Lymphoma**	Biomarker investigation
University of Iowa Cancer Center	**DLBCL, Lymphoma**	**MatBA®**-DLBCL and **Focus::Lymphoma™** validation
Westchester Medical Center	**Central Nervous System Lymphoma**	Genomic biomarker identification using **UroGenRA®**

INVESTOR PRESENTATION | 2015 CANCER GENETICS, INC. | WWW.CANCERGENETICS.COM | @CANCER_GENETICS
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ONCOSPIRE GENOMICS
JOINT VENTURE BETWEEN CANCER GENETICS & MAYO CLINIC

- Joint venture based in Rochester, MN
- Goal: to develop tests that will become the **gold standard in diagnosing and managing patients** with selected disease targets
- Diseases with known clinical dilemmas were selected and informed by clinicians in the Mayo Clinic network
- OncoSpire has the rights to druggable targets that are discovered

ONCOSPIRE genomics | Discover. Personalize. Deliver.

CGI MAYO CLINIC

PROJECT PIPELINE[(1)]:

New cases per year global	Project	RESEARCH & DISCOVERY	CLINICAL DEVELOPMENT	COMMERCIAL DEVELOPMENT	LAUNCH & MARKET ENTRY
~115,000 NEW CASES PER YEAR GLOBAL	MULTIPLE MYELOMA	✓	✓	✓	Q4 2015 Expected Launch
~1.8M NEW CASES PER YEAR GLOBAL	LUNG CANCER	✓	✓		
~130,000 NEW CASES PER YEAR GLOBAL	FOLLICULAR LYMPHOMA	✓	✓		

(1) Pipeline of projects may change based on business or scientific rationale

INVESTOR PRESENTATION | 2015 CANCER GENETICS, INC. | WWW.CANCERGENETICS.COM | @CANCER_GENETICS 14

ONCOSPIRE genomics | Discover. Personalize. Deliver.

MULTIPLE MYELOMA: SETTING THE NEW STANDARD WITH A FOCUSED NGS PANEL

MULTIPLE MYELOMA BASICS

- ✓ Total Cases Worldwide ~230,000 & In USA ~78,000[1]
- ✓ 5 Year Survival Only ~33% to 43%[1]
- ✓ Lifetime therapy costs for patients in USA range from ~$120,000 to $240,000… without costs for managing side effects[2]
- ✓ Over 250 therapeutic agents for MM in the pipeline[2]

[1] National Cancer Institute – SEER Stat Fact Sheet (seer.cancer.gov)
[2] Value Based Cancer Care (Article 1874 05/20/2015 – Caroline Helwick)

MAJOR CLINICAL & UNMET NEEDS



- Identifying MGUS (precursor to MM) patients that need earlier follow-up and earlier treatment
- Determining best treatments for malignancies based on potential biomarker profile of patient
- Increasing consistency and accuracy across clinical techniques used to gauge patient prognosis and therapeutic response

A COMPREHENSIVE NGS-BASED PANEL WILL BE DEVELOPED TO…

1 **Provide greater certainty & reduce complexity of diagnosis**
→ Replaces existing paradigm of testing using multiple clinical tests including: cytogenetics, FISH, single biomarkers & gene expression profiling

2 **Establish earlier, more accurate, & cost-effective prediction of MM transformation**
→ Identifies mutations that predict change from MGUS to MM
→ Provides information on clonal evolution

3 **Identify targets for therapeutic selection & identify new druggable targets**
→ Identifies mutations that are aligned with new classes of therapies
→ Provides data on cerebelon and other key biomarkers for clinical trials

NGS PANEL HIGHLIGHTS

- Highly targeted 88 gene panel design
- Initial design can work on on both major NGS platforms
- OncoSpire will license to Mayo and CGI for clinical offering
- 4 papers in the publication process, including at ASH
- Multiple international early-access collaborations being established

INVESTOR PRESENTATION | 2015 CANCER GENETICS, INC. | WWW.CANCERGENETICS.COM | @CANCER_GENETICS 15

UNIQUE, PROPRIETARY PORTFOLIO OF GENOMIC TESTS & PANELS

Guiding Principles for Portfolio Development[1]

- Provide comprehensive and technology agnostic methodologies
- Drive novel discovery and development through partnerships with key thought leaders
- Target unmet and critical disease states
- Meaningfully impact and improve clinical trials and patient care

Stages: RESEARCH & DISCOVERY → CLINICAL DEVELOPMENT → COMMERCIAL DEVELOPMENT → MARKET ENTRY

Category	Test / Panel	Status
BLOOD CANCERS	MATBA® FOR B-CELL CANCERS	4 TESTS IN MARKET
BLOOD CANCERS	FOCUS::CLL™	TEST IN MARKET
BLOOD CANCERS	FOCUS::MYELOID™	TEST IN MARKET
BLOOD CANCERS	FOCUS::LYMPHOID™	Late 2015
SOLID TUMORS	UROGENRA®-KIDNEY	TEST IN MARKET
SOLID TUMORS	FHACT® CERVICAL	TEST IN MARKET
SOLID TUMORS	FOCUS::CANCER HOTSPOT™	TEST IN MARKET
SOLID TUMORS	TISSUE OF ORIGIN® [FDA-CLEARED]	TEST IN MARKET
SOLID TUMORS	FOCUS::RENAL™	Early 2016
HEREDITARY	COMPREHENSIVE PHARMACOGENOMICS (PGx) PANEL	Late 2015
HEREDITARY	HEREDITARY PANEL	Early 2016
ONCOSPIRE GENOMICS[2]	MULTIPLE MYELOMA	Late 2015
ONCOSPIRE GENOMICS[2]	LUNG CANCER	Early 2016
ONCOSPIRE GENOMICS[2]	FOLLICULAR LYMPHOMA	TBD

(1) Pipeline of projects may change based on business or scientific rationale
(2) Joint Venture with the Mayo Clinic

INVESTOR PRESENTATION | 2015 CANCER GENETICS, INC. | WWW.CANCERGENETICS.COM | @CANCER_GENETICS
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® Solution MatBA®-CLL/SLL stratifies patients into 3 distinct risk groups using 20 biomarkers: 38% of cases are favorable falling under "watch & wait" approach 8% of Unfavorable cases missed by FISH are detected by MatBA®-CLL/SLL 23% 39% 38% Favorable Intermediate Unfavorable Problem Standard FISH testing for CLL stratifies patients into 2 risk groups using 4 biomarkers Favorable/Intermediate Unfavorable 85% 15% Driving Improved insight and Management FOR Chronic Lymphocytic Leukemia (CLL) Used in several major global clinical trials Routinely used in clinical care for guiding patient management

GUIDING MANAGEMENT AND APPROPRIATE TREATMENT SELECTION FOR KIDNEY CANCER

UroGenRA® KIDNEY
INFORM PREDICT DECIDE
Urogenital Cancer Array

PROBLEM

- Patients with renal masses often undergo unnecessary nephrectomy for accurate diagnosis & experience delay in treatment
- Over 15% of needle biopsies of renal masses are rendered non-diagnostic

SOLUTION

- **UroGenRA®-Kidney** assesses 16 genomic biomarkers in a single assay
- Provides accurate diagnosis guiding appropriate clinical management and treatment strategies (benign vs. malignant; malignant subtype)
- Reduction in number of highly invasive procedures & time to treatment initiation

PROPRIETARY DIAGNOSTIC ALGORITHM

>400 PATIENT DATA SET USED FOR VALIDATION OF RCC SUBTYPING
in-silico: SNP

>100 PATIENT SAMPLES WITH MALIGNANT & BENIGN RENAL NEOPLASMS
in-house: aCGH & FISH

RETROSPECTIVE IN-HOUSE FFPE VALIDATION (n>190)

Cleveland Clinic

100% DIAGNOSTIC YIELD

97% DIAGNOSTIC SENSITIVITY to distinguish benign/malignant

93% SENSITIVITY to distinguish malignant RCC subtypes

PROSPECTIVE PERCUTANEOUS CORE NEEDLE BIOPSY (expect 50)

Memorial Sloan-Kettering Cancer Center
The Best Cancer Care. Anywhere.

DEMONSTRATED ABILITY TO DIAGNOSE PATHOLOGICALLY "UNCLASSIFIABLE" BIOPSIES PRIOR TO SURGICAL INTERVENTION

INVESTOR PRESENTATION | 2015 CANCER GENETICS, INC. | WWW.CANCERGENETICS.COM | @CANCER_GENETICS
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FHACT® FITS DIRECTLY INTO TODAY'S CERVICAL SCREENING WORKFLOW

PROBLEM

- Today, all HPV+ women with abnormal Pap results are referred for colposcopy
- Several cervical cancer tests are available but the need for less invasive and better informed treatment exists

SOLUTION

- **FHACT®** helps triage before colposcopy
- Non-invasive test performed on remnant liquid cytology – no resampling is necessary which means no additional doctor visit
- Fewer women referred for colposcopy reducing healthcare costs & patient anxiety
- Measured 94% Sensitivity & Specificity in 199 patient study presented at **HPV 2015**

55.0M PAP SMEARS

3.5M UNCLEAR/ ABNORMAL

2.0M PROCEDURES

13K CASES OF CANCER

Today, all these women are referred for colposcopy



HPV+ women with abnormal or unclear liquid-based cytology

FHACT®
FISH based HPV-Associated Cancer Test

~90%

REGRESS within 2 years of the infection

FHACT® Results: **Normal** → **Not referred for colposcopy**

~10%

PROGRESS to a higher grade and increased risk for cancer within 10-30 years of the infection

FHACT® Results: **Abnormal** → **Referred for colposcopy**

RECENT UPDATE: HPV 2015

Results from 2 independent cervical cancer-related studies during the 30th International Papillomavirus Conference & Clinical & Public Health Workshops

1. "Chromosomal Gains Measured by Fluorescence in situ Hybridization in Cytology Samples" was conducted in collaboration with the National Cancer Institute (NCI)
2. "Evaluation of Gain of Four Chromosomal Loci by Fluorescence in-situ Hybridization on Pap Smears of Women in India" in collab with Kamineni Hospital, Hyderabad

INVESTOR PRESENTATION | 2015 CANCER GENETICS, INC. | WWW.CANCERGENETICS.COM | @CANCER_GENETICS

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TISSUE OF ORIGIN® IDENTIFIES CHALLENGING TUMORS, INCLUDING METASTATIC, POORLY DIFFERENTIATED & UNDIFFERENTIATED CANCERS

CHANGE IN DIAGNOSIS

34% of the time CONFIRM WORKING DIAGNOSIS

50% of the time IDENTIFIES A NEW SITE(1)

Working Diagnosis Prior to TOO® Results | Working Diagnosis After TOO® Results



Site Specified 59%
No Site Specified 41%
N = 107
New Site Specified 50%
No Site 16%
Site Unchanged 34%

CHANGE IN THERAPY

65% of the time LEADS TO CHANGE IN TREATMENT(1)

Clinical Management After TOO® Results



No Change 35%
Changed 65%
Changes in Treatment After TOO® Results
Chemotherapy 54%
Radiation 25%
Additional Studies 17%
Hospice 13%
Surgery 5%

- The **Tissue of Origin® (TOO®)** reports the most likely tissue of origin of **58 morphologic subtypes** from **15 of the most common tumor types**:
  - Thyroid, breast, non-small cell lung, pancreas, gastric, colorectal, liver, bladder, kidney, non-Hodgkin's lymphoma, melanoma, ovarian, sarcoma, testicular germ cell, and prostate
- **2000 genes**, covering 15 tumors types and **90% of all solid tumors**(2)
- **FDA-cleared** with extensive analytical and clinical validation
- **Medicare-reimbursed** average collections at ~$2,700
- Statistically significant improvement in accuracy over other methods, including IHC(3)

(1) Oncotarget 2012 Jun;3(6):620-8.
(2) J Molec Diag 13 2011;13:48-56.
(3) J Surg Pathol 2013;37:1067.

INVESTOR PRESENTATION | 2015 CANCER GENETICS, INC. | WWW.CANCERGENETICS.COM | @CANCER_GENETICS
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TARGETED CLINICAL TRIALS DRIVE REVENUE TODAY and MARKETSHARE IN THE FUTURE REVENUE TODAY FOR BIOPHARMA SERVICES FUTURE REVENUE IN CLINICAL CARE TODAY future >10 MIGHT TRANSFORM CANCER CARE BASED ON CGI’s estimate of A 15% APPROVAL RATE 2-3 Potential COMPANION DX To Accelerate clinical Growth & profitability CLINICAL TRIALS WITH CGI 74

2 US Patents EU India Canada Mature B-Cell Neoplasms 3 US Patents Tissue of Origin 2 US Patents EU Renal Cortical Neoplasms 13 US Patents PCT AU CA China Japan Gene Expression 2 US Patents Canada Chromosomal Analysis Using FISH 2 US Applications Filed PCT Gynecological Cancers & Precancers 3 US Patents PCT HPV-Associated Cancers Disease-FOCUSED Patent Portfolio: 84 Global patents Select significant Patents Include: Application Submitted Term Through 2022 Term Through 2023 Term Through 2027 Term Through 2029 Term Through 2030 Term Through 2031

Diversified and Growing Revenue Base 55% 43% 2% Full Year 2014 $10.2M 69% 26% 5% 9 mos 2015* $12.6M Entered into partnership with ICON to offer access to ICON Laboratory Services combined with Cancer Genetics Focus::CLL™ chosen for global clinical trial by leading biotechnology company Biopharma global biotech and pharmaceutical companies Launched new NGS panels, including Focus::Myeloid™ Acquired Response Genetics – testing capabilities now cover 8 of the top 10 cancers Clinical cancer centers, hospitals, regional labs, and clinicians New research studies with leading cancer centers and academic institutions Selected by regenerative medicine company, ReproCELL, Inc., to provide (NGS) services Discovery preclinical research groups at academic, Government & commercial organizations Nine months 2015, Medicare represented 8% and other insurers represented 7% of consolidated quarterly revenue. * 9 mos 2015 based on preliminary results, subject to finalization.

Strong Record of Continuous Growth Revenue growth by Year / Category ($ in millions) BIOPHARMA CLINICAL DISCOVERY OTHER 2013-2014 Revenue highlights TOTAL REVENUE GROWTH OF 54% $6.6M TO $10.2M BIOPHARMA REVENUE GROWTH OF 112% $2.7M TO $5.6M CLINICAL REVENUE GROWTH 0F 21% $3.7M TO $4.4M $4.3 $6.6 $10.2 $12.6 * 9 mos 2015 based on preliminary results, subject to finalization. $0.6 $2.7 $5.6 $8.6 $3.2 $3.7 $4.4 $3.3 $0.4 $0.7 $0.6 $0.7 2012 2013 2014 9 mos 2015*

Strong Record of Continuous Growth first 9 months 9 mos Revenue 2014-2015 / Category ($ in millions) BIOPHARMA CLINICAL DISCOVERY 9 mos Revenue 2014-2015 highlights TOTAL REVENUE GROWTH OF 104% $6.2M TO $12.6M BIOPHARMA REVENUE GROWTH OF 207% $2.8M TO $8.6M $6.2 $12.6 * 9 mos 2015 based on preliminary results, subject to finalization. $2.8 $8.6 $3.3 $3.3 0.1 0.7 9 mos 2014 9 mos 2015*

PRO FORMA REVENUES * The pro forma revenue numbers above may not be indicative of the consolidated results in the future. Acquisition completed October 2015. 2013 2014 Thru 9/30/2015* CANCER GENETICS RESPONSE GENETICS PRO FORMA ($ in millions) +$32M PRO FORMA ANNUAL REVENUE RUN RATE* ~$4.5M ADDITIONAL POTENTIAL REVENUE FROM BIOPHARMA TRIALS CANCER GENETICS’ AND RESPONSE GENETICS’ PRO FORMA REVENUE highlights * 9/30/2015 based on preliminary results, subject to finalization.

Cancer genetics Standalone summary Statement of Operations Summarized income statements (dollars in thousands) Summarized Balance sheet (dollars in thousands) 2014 9 mos 2015 9 mos* Revenue $6,164 $12,556 Gross Profit 805 3,213 Gross Margin (%) 13% 26% Research & Development 3,093 4,335 Sales & Marketing 2,738 3,543 General & Administrative 8,231 9,536 Operating Profit (Loss) ($13,257) ($14,201) Net Income (Loss) ($11,470) ($14,470) Non Cash adjustments $2,509 $2,859 Net Income (Loss) excluding Non Cash Items + ($8,961) ($11,611) Actual 09/30/15 All Cash $19,918 Stockholders’ Equity $22,318 +This is non GAAP measure. Adjustments are depreciation ($508 and $997), equity compensation ($2,130 and $2,178) and other ($129 and $316) respectively * 9 mos 2015 based on preliminary results, subject to finalization.

HISTORICAL CLINICAL REIMBURSEMENT MIX & PAYER COVERAGE

CGI PAYMENT HISTORY – 9 MONTHS 2015
(CLINICAL REVENUES ONLY)


COMMERCIAL PAYERS
DIRECT BILL
29%
33%
REGIONAL AND NATIONAL PAYERS
38%
MEDICARE

Nine months 2015, **Medicare represented 8%** and **other insurers represented 7%** of consolidated quarterly revenue.

MORE THAN

+45M

COVERED LIVES REPRESENTED BY AGREEMENTS WITH NATIONAL INTEGRATED NETWORKS

- America's Choice Provider
- Blue Cross Blue Shield of Alabama
- Blue Cross Blue Shield of Illinois
- Blue Cross Blue Shield of Michigan
- Blue Cross Blue Shield of Minnesota
- Blue Cross Blue Shield of North Carolina
- Blue Shield of CA
- Care First of Maryland
- Credentialing Organizations (NCQA, CAQH)
- Encore Health Network
- Harvard Pilgrim Health Plan
- MultiPlan
- TRICARE military plan
- Tufts Health Plan of Massachusetts
- WellMark, Inc.

INVESTOR PRESENTATION | 2015 CANCER GENETICS, INC. | WWW.CANCERGENETICS.COM | @CANCER_GENETICS
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Capital Structure Fully-Dilutive Shares Outstanding as of 10/28/2015% . Company Stock, Issued & Outstanding 10,651,924 77.3% Equity Awards – Stock Options1 2,004,853 14.6% Warrants2 1,116,940 8.1% Fully-Diluted Shares Outstanding 13,773,717 100% 1 Weighted-average exercise price of $10.52. 2 Weighted-average exercise price of $13.53.

Upcoming Presentations AMP Annual Meeting, November 5-7, 2015 A Multi-Platform Approach for the Detection of Mutations in 54 Genes with Relevance to Myeloid Neoplasms in a Clinical Laboratory Setting Systematic Analysis of Common Copy Number Variations in Diffuse Large B-cell Lymphomas International Kidney Cancer Symposium, November 6-7, 2015 Molecular Predictors of Response and Survival Outcomes in Patients with Metastatic Clear Cell Renal Cell Carcinoma (mccRCC) Treated with Vascular Endothelial ASH Annual Meeting, December 5-9, 2015 A 220-Gene Targeted Next-Generation Sequencing Panel for the Detection of Variants in DLBCL, FL, and MCL: Application to a Cohort of 85 FFPE DLBCL Biopsies Systematic Analysis of Cell of Origin, Sequencing and Genomic Imbalances Identifies a Distinct Subset of Rituximab Treated Diffuse Large B-Cell Lymphoma with an Inferior Survival GU-ASCO, January 7-9, 2016 Metastasis-Associated Mutations in Clear Cell Renal Cell Carcinoma Clinical Utility of a Custom Next-Generation Sequencing Panel in the Diagnosis of Needle Biopsies from Renal Masses

SIGNIFICANT ONGOING MILESTONES EXPECTED IN COMING QUARTERS

Biopharma Partnerships & Contracts

- Major partnerships and contracts with leading oncology therapeutic companies
- Contracts in immuno-oncology programs with Top 10 pharma and biotechs
- Announcements of milestones from ICON program and strategic alliance
- Leveraging capabilities from acquisition to grow CGI Biopharma capabilities and contracts

Additional Studies & Data For Test Support

- FHACT® - Additional highlights from NCI and India studies
- Adoption by a major hospital for triaging of HPV-positive women
- Launching of a FHACT® advisory board and health economic study to drive adoption
- 5 major publications in next 90 days at AMP, GU-ASCO, ASH and Kidney Cancer Conf.

Payer Contracts & Reimbursement

- Increasing covered lives & market access through additional payer contracts
- Initiation of studies with regional cancer consortiums and ACOs
- Agreements for FHACT®; TOO® & Focus::NGS™ panels

NGS Panels Launched

- Launching multi-marker NGS panel for lymphoid malignancies FOCUS::Lymphoid
- Launch and market entry of NGS panel for renal cancers FOCUS::Renal™
- Launch and market entry of hereditary cancer NGS panel focused on women's health
- Multiple Myeloma NGS panel launch (via OncoSpire)

INVESTOR PRESENTATION | 2015 CANCER GENETICS, INC. | WWW.CANCERGENETICS.COM | @CANCER_GENETICS 31

EXPERIENCED LEADERSHIP TEAM



Panna Sharma
Chief Executive Officer & President, Board Member
- 15+ years as advisor to global life science & healthcare companies
- TSG Partners, iXL Enterprises, Interactive Solutions, Putnam Investment



Edward J. Sitar, CPA
Chief Financial Officer & Treasurer
- 30+ yrs in finance & deal making in the healthcare industry
- Healthagen (Aetna), Cadent Holding, MIM Corp, Coopers & Lybrand (PWC)



Rita Shaknovich, MD, PhD
Group Medical Director & VP, Hematopathology Services
- 15+ years in both clinical and research capacities
- Weill Cornell Medial College, Mount Sinai, Columbia Presbyterian Hosp.



Jane Houldsworth, PhD
VP, Research & Development
- 25+ years in translational oncology research
- MSKCC, CALTECH



Greg Ash
VP, Clinical Market Development
- 16+ years in the healthcare sector
- Go Path Laboratories, Response Genetics



Rob Fannon, MBA, MPH
VP, Biopharma Operations
- 10+ years operations, client mgmt, and molecular test & panel dev.
- 5 years in life science and pharmaceutical equity research
- Roche Molecular Diagnostics, BioServe Biotechnologies, Ltd.



Scott Clark, PhD
VP, BioPharma Scientific Affairs & Global QA
- 16+ years at pharma and clinical research companies
- CAP Biorepository Director and oversees China operations
- Gentris Corporation



Kamala K Maddali DVM, PhD
VP, Biopharma Collaborations and Companion Diagnostics
- 10+ years in global P&L scientific and commercial management arena
- Quest Diagnostics, Quintiles and Merck Schering Plough



Randy Goodman, PhD
Director, Reimbursement & Managed Care
- 20+ years in health economics & healthcare policy
- Healthcare Mgmt Solutions, Scientia Advisors, ImpediMed



Mandar Kulkarni, PhD
Chief Technology Officer, India
- 5+ years in both clinical and genomic development
- Sandor Lifesciences, M/Z Diagnostics

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BOARD OF DIRECTORS

John Pappajohn Non-Executive Chairman

- Involved in 100+ start-up companies
- Served as director of 40+ public companies
- Currently on boards of: American CareSource
- Holdings; ConMed Healthcare Mgmt; CNS Response

Ted Cannon a,c

- Founder & President of the Clinical Research Center of Cape Cod
- Previously at Franey Medical Labs; Pharmacia
- Diagnostics; Alletess

Raju S.K. Chaganti, PhD

- Founded CGI & served as Chairman until 2014
- Internat'ly recognized leader in molecular genetics
- Co-discovered lymphoma & kidney cancer patents
- Incumbent of the William Snee E. Chair at MSKCC

Geoffrey Harris, CFA a

- 30+ years experience as healthcare analyst & portfolio manager for biotech/life sci companies
- Portfolio manager/managing partner at c7 Advisors
- Previously: Cantor Fitzgerald; Gleacher & Company

Howard McLeod, PharmD g

- Personalized Medicine Medical Director at Moffitt
- Founding Director of the Univ. of NC Institute for
- Pharmacogenomics (PGx) & Individualized Therapy
- 475+ peer-reviewed papers (PGx, applied therapeutics)

Franklyn Prendergast, MD, PhD a, c, g

- Director of Mayo Clinic for Individualized Medicine (Retired)
- Currently on boards of: Translational Genomics
- Research Inst.; Infectious Disease Research Inst.;
- DemeRx, Inc.; Ativa; Eli Lilly & Co.

Panna Sharma

- CEO & president of Cancer Genetics
- General Manager of OncoSpire Genomics
- Previously managing partner/founder of TSG Partners
- 70+ buy & sell-side transactions (healthcare companies)

Michael J. Welsh, MD c, g

- Investigator at the Howard Hughes Medical Inst.
- Roy J. Carver Biomed Research Chair in Internal
- Medicine & Molecular Physiology & Biophysics
- Director of Univ. of Iowa Inst. for Biomed Discovery

a: Audit Committee c: Compensation Committee g: Governance and Nominating Committee

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INVESTOR HIGHLIGHTS: CANCER GENETICS IS UNIQUELY POSITIONED TO ADDRESS THE TRENDS IN ONCOLOGY FROM BENCH TO BEDSIDE

Large, Global Market Opportunities	**$458B** GLOBAL ONCOLOGY SPEND BY 2030
Global Footprint Created by Highly Strategic M&A	**3** TRANSFORMATIVE ACQUISITIONS IN 2014 & 2015
Strong & Growing Partnerships with Leading BioPharma	CONTRACTS WITH **7 of 10** TOP BIOPHARMA INCREASING REVENUE & PIPELINE[(1)] WITH BIOPHARMA CUSTOMERS
Innovation Engine & Expertise Driven By Key Collaborations	**17** RESEARCH COLLABORATIONS WITH LEADING INSTITUTIONS
Unique, Proprietary Portfolio of Genomic Tests & Panels	**10** COMMERCIALLY LAUNCHED TESTS **30** US PATENTS AND **84** FOREIGN PATENTS
Diversified & High Growth Revenue Streams	REVENUE GROWTH: **36%** 4-YEAR CAGR / **55%** AAGR
World-Class Management Team	**100+** CUMULATIVE YEARS OF EXPERIENCE

1. In signed contracts & potential future revenue

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The Oncology Diagnostics Partner From Bench to Bedside CGI Headquarters 201 Route 17 North Rutherford, NJ 07070 Phone: +1 201-528-9200 Fax: +1 201-528-9235 RUTHERFORD, NJ Research Triangle Park 133 Southcenter Court Morrisville, NC 27569 Phone: +1 919-465-0100 Fax: +1 919-465-0554 RALEIGH, NC LOS ANGELES, CA 1640 Marengo Street Seventh Floor Los Angeles, CA 90033 Phone: +1 323-224-3900 Fax: +1 323-224-3096 #3-1-135/1A CNR Complex Mallapur Main Road, R.R. Dst. Hyderabad – 500 076, Telangana Toll-free: +91 040-2717-8178 Fax: +91 040-2717-8176 HYDERABAD, INDIA 781 Cai Lun Road, Room 803 Shanghai 201203 P.R. China Toll-free: +91 040-2717-8178 Fax: +91 040-2717-8176 SHANGHAI, CHINA www.cgix.com www.cancergenetics.com

TISSUE OF ORIGIN® COMPETITOR COMPARISON

	CRITERIA	CANCER GENETICS INCORPORATED Tissue of Origin®	BIO THERANOSTICS CancerTYPE ID™	ROSETTA Cancer Origin Test™
EXTERNAL REVIEW	FDA CLEARED	Yes	No	No
	MEDICARE COVERED	Yes	Yes	Yes
	PEER-REVIEWED PUBLICATIONS	23	21	6
VALIDATION STUDY	NUMBER OF GENES MEASURED	2,000	92	64
	ACCURACY (measured as Positive Percent Agreement; akin to sensitivity)	89% (1)	85% (2)	74% or 85% (3) (algorithm dependent)
	CERTAINTY FOR RULE-OUTS (measured as Negative Percent Agreement; akin to specificity)	99%	99%	99% (1 algorithm only; Rule-outs not reported)
	LOWEST PUBLISHED ACCURACY FOR AN INDIVIDUAL TISSUE	72% (Gastric)	48% (Endometrium)	Not Published
	NUMBER OF INDIVIDUAL TISSUES WITH AT LEAST 25 PUBLISHED VALIDATION SPECIMENS (at least 25 specimens recommended for statistically relevant calculations)	100% of all reported (17 tissue types)	37% of all reported (28 tissue types)	2% of all reported (1 tissue type)

(1) Pillai et al. Microarray-based gene expression assay for identification of primary site using FFPE tissue. J Molec Diag 13 2011;13:48-56. Jan. 2011.
(2) Kerr et al. Multisite validation study to determine performance characteristics of a 92-gene molecular classifier. Clinical Cancer Research, Published online May 30, 2012. Recalculated including unclassifiable cases.
(3) Meiri et al. A second generation microRNA-based assay for diagnosing tumor tissue of origin. Oncologist 2012 May 22.

INVESTOR PRESENTATION | 2015 CANCER GENETICS, INC. | WWW.CANCERGENETICS.COM | @CANCER_GENETICS
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